Exhibit 10.22.3

EXECUTED

AMENDMENT NO. 3

TO MASTER REPURCHASE AGREEMENT

Amendment No. 3 to Master Repurchase Agreement, dated as of April 26, 2016 (this “Amendment”), between UBS Bank USA (the “Buyer”) and loanDepot.com, LLC (the “Seller”).

RECITALS

The Buyer and Seller are parties to that certain (a) Master Repurchase Agreement, dated as of June 1, 2015 (as amended by Amendment No. 1, dated as of September 4, 2015 and Amendment No. 2, dated as of October 30, 2015, the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of June 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Accordingly, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Nullification of Prior Amendment. The parties hereby agree that the IPO as described in Amendment No. 2 has not occurred and therefor the amendments and provisions in Amendment No. 2 shall be null and void with no effect thereto.

SECTION 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Jumbo Mortgage Loan” in its entirety and replacing it with the following:

“Jumbo Mortgage Loan” shall mean a Mortgage Loan which is secured by a first lien (subject to Permitted Encumbrances) Mortgage that (a) has an original Mortgage Loan principal balance in excess of general Conforming Mortgage Loan limits but not in excess of $2,000,000 or such other amount agreed to by Buyer in its sole discretion, (b) has an original Mortgage Loan principal balance in excess of the maximum high balance county limit for the county that the subject property is located in but not in excess of $2,000,000 or such other amount agreed to by Buyer in its sole discretion; (c) meets the eligibility requirements of Buyer as determined in its sole discretion and (d) has a Takeout Commitment from an Approved Investor which (i) shall include evidence of an underwriting approval, with no conditions outstanding to close the Mortgage Loan and a Takeout Price, purchase price commitment number and purchase price commitment expiration date for the Mortgage Loan or (ii) is in form and substance acceptable to Buyer in its sole discretion.

SECTION 3. Covenants. Section 11 of the Existing Repurchase Agreement is hereby amended by:

3.1 deleting subsection (c)(i)(B) in its entirety and replacing it with the following:

  (B) any (a) default or event of default under any Indebtedness of Seller Party or (b) material litigation, material investigation, material regulatory action or material proceeding that is pending or, to the knowledge of the Seller, threatened by or against Seller Party in any federal or state court or before any Governmental Authority, and (c) any Material Adverse Effect with respect to Seller Party;

  3.2 deleting subsection (d)(iv) in its entirety and replacing it with the following:

  (iv) Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsections (i) and (iii) above, submission of a certificate in the form of Exhibit A to the Pricing Letter and certified by the president, chief financial officer or designee as approved by Buyer of the Financial Reporting Party, which includes detailed reporting to the materials set forth therein including without limitation, any request for repurchase of or indemnification for a Mortgage Loan purchased by a third party investor, the valuation of the Seller’s Capitalized Mortgage Servicing Rights by any third-party evaluator and quarterly a legal and compliance questionnaire certified by the general counsel or chief/head of compliance;

SECTION 4. Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

  (a) Buyer shall have received this Amendment, executed and delivered by duly authorized officers of the Buyer and Seller;

  (b) Amendment No. 7 to the Pricing Letter, executed and delivered by duly authorized officers of the Buyer and Seller; and

  (c) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5. Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 6. Representations and Warranties. Seller hereby represents and warrants to the Buyer that, giving effect to this Amendment, it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 10 of the Repurchase Agreement. Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 10. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

UBS BANK USA, as Buyer

By:
Name:
Title:

By:
Name:
Title:

LOANDEPOT.COM, LLC, as Seller

By:
Name:
Title:

Signature Page to Amendment No. 3 to Master Repurchase Agreement